UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2010

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1001 Fannin Street, Suite 1600, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2010, Endeavour International Corporation, the "Company", effected a share consolidation through a 1-for-7 reverse stock split of its issued and outstanding shares of common stock, and reduced the number of its authorized shares of common stock by the same reverse stock split ratio. The share consolidation and the reduction of the number of authorized shares of common stock were authorized by the Board of Directors of the Company. Upon effectiveness of the share consolidation, the outstanding and issued shares shall be approximately 24,793,523 shares, including rounding up of fractional shares. The authorized number of shares of common stock is reduced from 450,000,000 to 64,285,714.

The share consolidation and the reduction of the authorized number of shares of common stock are reflected in the Certificate of Amendment attached herein, filed with the Nevada Secretary of State on November 17, 2010.

Item 8.01 Other Events.

The Company's new CUSIP number is 29259G 200.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
3.1 Amendment to Articles of Incorporation, dated November 17, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

November 18, 2010	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer